Exhibit 1.1

The Bank of N.T. Butterfield & Son Limited

[•] Voting Ordinary Shares, Par Value BM$ 0.01 Per Share

Underwriting Agreement

September [•], 2016

Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Sandler, O’Neill & Partners, L.P.
As representatives of the several Underwriters
named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

200 West Street

New York, New York 10282-2198.

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Sandler, O’Neill & Partners, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

The Bank of N.T. Butterfield & Son Limited, a company incorporated under the laws of Bermuda (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters, for whom you are acting as representatives (the “Representatives”), named in Schedule I hereto (the “Underwriters”) an aggregate of [•] voting ordinary shares, par value BM$ 0.01 per share (“Stock”) of the Company. The entities named in Schedule II hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of [•] shares of Stock, and the entities affiliated with The Carlyle Group named in Schedule II hereto (the “Carlyle Selling Shareholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters, at the election of the Underwriters, up to [•] additional shares of Stock. The aggregate of [•] shares of Stock to be sold by the Company and the entities named in Schedule II hereto (the “Selling Shareholders”) is herein called the “Firm Shares” and the aggregate of up to [•] additional shares of Stock to be sold by the Carlyle Selling Shareholders is herein called the “Optional Shares”.  The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1.                                      (a)                                 The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)                                                 A registration statement on Form F-1 (File No. 333-212896) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the  “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(ii)                                              No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or the Selling Shareholder Information (as defined below);

(iii)                                           For the purposes of this Agreement, the “Applicable Time” is [•][a.m./p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and each Section 5(d) Writing listed on Schedule III(b) hereto, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package, an Issuer Free Writing Prospectus or Section 5(d) Writing in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or the Selling Shareholder Information.

(iv)                                          From the time of the initial confidential submission of a draft registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(v)                                             The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus does not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or the Selling Shareholder Information;

(vi)                                          The audited consolidated financial statements (including the notes and supporting schedules thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, Pricing Prospectus and Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly  in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, any such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data included in the Registration Statement, Pricing Prospectus and Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, on the basis stated in the Pricing Prospectus and the Prospectus, the information shown therein and has been compiled on a basis consistent with that of the audited consolidated financial statements included therein;

(vii)                                       Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital, short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital of the Company (other than as a result of the exercise of share options, the vesting of restricted share units or the granting of share options, restricted shares or restricted share units in the ordinary course of business pursuant to the Company’s share plans that are described in the Pricing Prospectus or the repurchase of shares of Stock which were issued pursuant to the early exercise of share options by option holders), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the senior management, business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (and such change, a “Material Adverse Change”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(viii)                                    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them (other than with respect to Intellectual Property, title to which is addressed exclusively in subsection (xxix)), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting rights or remedies of creditors generally; (B) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(ix)                                          The Company has been duly incorporated and is validly existing as a company in good standing under the laws of Bermuda, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, or except where the failure to be so qualified or be in good standing in any such jurisdiction would not reasonably be expected to result in a Material Adverse Change; and each subsidiary of the Company has been duly incorporated or formed, as applicable, and is validly existing as a corporation or other entity, as applicable, in good standing under the laws of its applicable jurisdiction of incorporation or formation to the extent such concept of “good standing” is applicable under the laws of such jurisdiction, except where the failure to be in good standing in any such jurisdiction would not reasonably be expected to result in a Material Adverse Change;

(x)                                             The Company has an authorized share capital as set forth in the Pricing Prospectus and all of the issued shares of the Company, including the Shares to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable and conforms in all material respects to the Description of Share Capital contained in the Pricing Disclosure Package and the Prospectus; and all of the issued and outstanding shares of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except as described in the Pricing Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Shares or any other class of share capital of the Company; and except as described in the Pricing Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of Bermuda;

(xi)                                          No holder of any of the Shares after the consummation of the transactions contemplated by this Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares;

(xii)                                       Reserved;

(xiii)                                    The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform in all material respects to the Description of Share Capital contained in the Pricing Disclosure Package and the Prospectus; and the issuance of such Shares by the Company is not subject to any preemptive, rights of first refusal or similar rights;

(xiv)                                   Except as set forth in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company;

(xv)                                      This Agreement has been duly authorized, executed and delivered by the Company;

(xvi)                                   The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation by the Company of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of The N.T. Butterfield & Son Bank Act, 1904 (as amended) (the “Butterfield Act”) or the amended and restated bye-laws of the Company or any of its subsidiaries, or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency, regulatory organization or body having jurisdiction over the

Company or any of its subsidiaries or any of their properties, except in the case of (A) and (C) for such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court, governmental agency, regulatory organization or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the consent of the Bermuda Monetary Authority (which has been given),the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing of the Shares on the New York Stock Exchange (the “Exchange”) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xvii)                                The Shares have been approved for listing on the New York Stock Exchange, subject to notice of issuance;

(xviii)                             Neither the Company nor any of its subsidiaries (A) is in violation of the Butterfield Act, its certificate of incorporation or bye-laws or similar organizational documents, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (A), with respect to the certificate of incorporation or bye-laws or similar organizational documents of the subsidiaries only, or clause (B), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(xix)                                   The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the Shares, under the captions “Certain Taxation Considerations”,  and Supervision and Regulation, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects, subject to the limitations, qualifications, exceptions and assumptions set forth herein and therein;

(xx)                                      Other than as set forth in the Pricing Prospectus, there are no legal or governmental or regulatory proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate result in a Material Adverse Change; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or regulatory organizations or threatened by others;

(xxi)                                   The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxii)                                The Company was not for its most recent taxable year, and does not expect to be for its current taxable year, a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended;

(xxiii)                             At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act; the Company is a “foreign private issuer” (as defined in Rule 3b-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));

(xxiv)                            Except as disclosed in the Pricing Prospectus, PricewaterhouseCoopers, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States);

(xxv)                               The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective; since the end of the most recent audited fiscal year for which financial statements are included in the Pricing Prospectus, the Company is not aware of any significant deficiency or material weakness in the Company’s internal control over financial reporting (whether or not remediated);

(xxvi)                            Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxvii)                     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxviii)                      Except as disclosed in the Pricing Prospectus, no approvals are required pursuant to the laws and regulations of Bermuda for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Except as disclosed in the Pricing Prospectus, no payments of dividends to holders of Shares, who are non-residents of Bermuda, are subject to income, withholding or other taxes or duties under the laws and regulations of Bermuda or any political subdivision or taxing authority thereof or therein;

(xxix)                            The Company and its subsidiaries own, possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and all other intellectual property (collectively, “Intellectual Property”) necessary to the conduct of the business of the Company and its subsidiaries taken as a whole, as presently conducted or proposed to be conducted, and have not received any notice of infringement, misappropriation or conflict with asserted rights of others with respect to Intellectual Property rights of others in any material respect, that if determined adversely would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(xxx)                               The Company and its subsidiaries possess all licenses, permits, certificates, registrations, memberships and other authorizations issued by, and have made all declarations and filings with governmental or regulatory authorities that are required or necessary to carry on their respective businesses as now conducted or proposed to be conducted as set forth in the Pricing Prospectus (“Permits”), except where the failure to possess or make the same would not, individually or in the aggregate, result in a Material Adverse Change; and neither the Company nor any of its subsidiaries has received verbal or written notice of any event which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit except, in each case, as would not, individually or in the aggregate, result in a Material Adverse Change;

(xxxi)                            The Company and/or its subsidiaries holds a banking license and is licensed to carry on deposit-taking business in or from within Bermuda pursuant to the Banks and Deposit Companies Act 1999, a license to conduct trust business pursuant to the Trusts (Regulation of Trust Business) Act 2001 and investment business licenses pursuant to the Investment Business Act 2003, each issued by the Bermuda Monetary Authority (the “BMA”) (the “Bermuda Banking Licenses”), licenses to conduct banking business, trust business, securities investment business and insurance business issued by the Cayman Islands Monetary Authority (the “CIMA”) (the “Cayman Banking Licenses”), licenses to take deposits and to operate fiduciary and investment businesses issued by the Guernsey Financial Services Commission (the “GFSC”) (the “Guernsey Banking Licenses”), licenses to conduct banking and investment services business issued by the Prudential Regulatory Authority (the “PRA”) and the Financial Conduct Authority (the “FCA”) (the “UK Banking Licenses”), and a license to conduct banking and trust business issued by the Central Bank of The Bahamas (the “CBTB”, and together with the BMA, the CIMA, GFSC, PRA, FCA and any other bank regulatory authorities with jurisdiction over the Company or any of its subsidiaries or operations, collectively, the “Bank Regulatory Authorities”) (the “Bahamas Banking License”, and together with the Bermuda Banking Licenses, the Cayman Banking Licenses, the Guernsey Banking Licenses and the UK Banking Licenses, the “Banking Licenses”) and such Banking Licenses are in full force and effect.  The Company and each of its subsidiaries are in compliance with all applicable laws administered by, and regulations of, the Bank Regulatory Authorities, except where the failure to be in compliance with such laws and regulations would not, individually or in the aggregate, result in a Material Adverse Change. None of the Company or any of its subsidiaries has been advised in writing by any Bank Regulatory Authority, nor is the Company or any of its subsidiaries otherwise aware, that such Bank Regulatory Authority is contemplating any action that would impair the Company’s, or any of its subsidiaries’, ability to carry on its business and operations as described in the Pricing Prospectus.

(xxxii)                     Each of the Company and its subsidiaries have filed all income and other material tax returns required to be filed through the date hereof and paid all taxes required to be paid, except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the Company’s financials in accordance with U.S. GAAP; there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any subsidiary or any of their respective properties or assets; for purposes of this paragraph, taxes and tax deficiencies include all assessments, fines, interest and penalties with respect to any of the foregoing;

(xxxiii)                      No stamp, registration, issuance or other transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in connection with: (A) the sale, transfer or delivery by the Company of the Shares to or for the respective accounts of the several Underwriters, (B) the sale, transfer or delivery by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated by this Agreement or (C) the execution and delivery of and performance under this Agreement other than, in the case of this clause (C), a stamp duty due on execution of this Agreement under Head 3 of the Stamp Duties Act 1976 of Bermuda (the “Revenue Stamp Charge”);

(xxxiv)                     No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its subsidiaries exists or, to the Company’s best knowledge, is threatened, except as would not, individually or in the aggregate, result in a Material Adverse Change;

(xxxv)                        The Company and its subsidiaries maintain insurance coverage provided by insurers of recognized financial responsibility in such amounts as the Company reasonably deems adequate;  all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance coverage as and when such insurance expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Change;

(xxxvi)                     None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, or controlled affiliate of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxxvii)                  Except as disclosed in the Pricing Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxviii)               None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares by the Company, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(xxxix)                     Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xl)                                          Any statistical, industry-related and market-related data included in the Pricing Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required by any agreement with any such source or Rule 436 under the Act;

(xli)                                       Under the laws of Bermuda, the courts of Bermuda will recognize and give effect to the choice of law provisions set forth in Sections 21 and 22 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement;

(xlii)                                    Reserved;

(xliii)                                 This Agreement is in proper form to be enforceable against the Company in Bermuda in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in Bermuda of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in Bermuda or that any stamp or similar tax in Bermuda be paid on or in respect of this Agreement or any other documents to be furnished hereunder;

(xliv)                                The Company has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted, to the fullest extent permitted by applicable law, to the exclusive jurisdiction of the U.S. federal and New York state courts, in the Borough of Manhattan in New York City, and has the power to designate, appoint and empower, and has legally, validly, effectively and irrevocably designated, appointed and empowered, an agent for service of process in any suit or proceeding arising out of or related to this Agreement and the transactions contemplated hereby, as provided in Section 22 of this Agreement; and

(xlv)                                   All payments due or to be made to the Underwriters under this Agreement may be paid by the Company in U.S. dollars that may be freely transferred out of Bermuda, without the necessity of obtaining any governmental authorization in Bermuda (including, in each case, any political subdivision or taxing authority thereof or therein).

(b)                     Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)                         Such Selling Shareholder, if an entity, has been duly organized and is validly existing as a corporation, limited liability corporation or a limited partnership, as the case may be, in good standing in its jurisdiction of formation;

(ii)                      Except (i) as will have been obtained on or prior to the Applicable Time for the registration under the Securities Act of the Shares, (ii) as may be required under foreign or state securities (or Blue Sky) laws or by FINRA or by the NYSE in connection with the purchase and distribution of the Shares by the Underwriters and (iii) as would not impair in any material respect the ability of any such Selling Shareholder to consummate its obligations hereunder, all consents, approvals, authorizations orders, registrations, clearances or qualifications of or with any court or governmental agency required for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder and for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(iii)                   The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject; nor (ii) will such action result in any violation of the provisions of the constituent documents of such Selling Shareholder; or (iii) any statute or any order, rule or regulation of any court, governmental agency, regulatory organization or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any property or assets of such Selling Shareholder except in the case of (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Shareholder’s ability to perform its obligations under this Agreement;

(iv)              There are no affiliations or associations between any member of the FINRA and such Selling Shareholder, except as described in the Pricing Prospectus; none of the proceeds received by such Selling Shareholder from the sale of the Shares to be sold by such Selling Shareholder hereunder will be paid to a member of the FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of the FINRA) such member;

(v)                     Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(vi)                  Neither such Selling Shareholder nor any of its affiliates, nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vii)               Such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the then most recent Preliminary Prospectus;

(viii)            Solely to the extent that any statements in, or omissions from, the Registration Statement any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use therein (the “Selling Shareholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ix)                  No stamp, registration, issuance or other transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in connection with (A) the sale, transfer or delivery by such Selling Shareholder of the Shares to be sold by such Selling Shareholder to or for the respective accounts of the Underwriters or (B) the sale, transfer or delivery by the Underwriters of the Shares to the initial purchasers thereof or (C) the execution and delivery of and performance under this Agreement (other than the Revenue Stamp Charge);

(x)                     All amounts payable by such Selling Shareholder under this Agreement shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by Bermuda or any authority thereof or therein, nor are any taxes imposed in Bermuda (other than the Revenue Stamp Charge) on, or by virtue of the execution of this Agreement or the sale and delivery of the Shares;

(xi)                  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder; and to ensure the legality, validity, enforceability or admissibility into evidence in Bermuda of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in Bermuda or that any stamp or similar tax in Bermuda be paid on or in respect of this Agreement (other than the Revenue Stamp Charge) or any other documents to be furnished hereunder;

(xii)               Certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Shareholder to Computershare Inc., as custodian (the “Custodian”), and such Selling Shareholder has duly executed and delivered a Power of Attorney (the “Power of Attorney”), in the form set forth in Annex VI attached hereto, appointing the persons indicated in Schedule II attached hereto, and each of them, as such Selling Shareholder’s attorneys-in-

fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(xiii)            The Shares, all of which will be held in book-entry form, in in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the] appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Shareholder hereunder, the actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them shall have received notice of such death, incapacity, termination, dissolution or other event;

(xv)              In order to document the Underwriters’ compliance with U.S. tax reporting and withholding provisions with respect to the transactions herein contemplated, each Selling Shareholder will deliver to each Underwriter (or its agents) prior to or at the First Time of Delivery (as defined in Section 4(a) hereof) a properly completed and executed United States Treasury Department Form W-9 or Form W-8BEN or W-8BEN-E, as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

(xvi)           Such Selling Shareholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.

2.                          Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of US$[•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Representatives, on behalf of the Underwriters, shall exercise the election to purchase Optional Shares as provided below, the Carlyle Selling Shareholders, as and to the extent indicated in Schedule II hereto agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Carlyle Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I attached hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Carlyle Selling Shareholders, as and to the extent indicated in Schedule II attached hereto, hereby grant to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share of $[•], for the sole purpose of covering sales of Stock in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Carlyle Selling Shareholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Company and the Carlyle Selling Shareholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                          Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                          (a) The Shares to be purchased by each Underwriter hereunder, in uncertificated form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders shall be delivered in uncertificated form by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company and the Selling Shareholders will cause the specimen, unexecuted certificates representing the Shares to be made available for checking and packaging, as applicable, at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on September [•], 2016 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Attorneys-in-Fact for the Carlyle Selling Shareholders may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                     The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at [•] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                          The Company agrees with each of the Underwriters:

(a)                     To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                     To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 5(f) hereof;

(c)                      Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it was not otherwise subject to taxation;

(d)                     Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer (whose name and address the Underwriters shall furnish to the Company) in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)                      To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with EDGAR (as defined below)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)                       (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives; provided, however, that the foregoing restrictions shall not apply to (i) Shares to be sold hereunder, (ii) the issuance by the Company of Stock upon the exercise of an option or warrant, the settlement of restricted shares or restricted share units or the conversion or exchange of convertible or exchangeable securities, in each case outstanding as of the date of this Agreement, (iii) the issuance by the Company of Stock or securities convertible into, exercisable or exchangeable for or that represent the right to receive Stock pursuant to the Company’s share plans that are described in the Pricing Prospectus, (iv) the issuance by the Company of shares of Stock or securities convertible into, exercisable or exchangeable for or that represent the right to receive Stock in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement or (y) the

Company’s strategic transactions or (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s share plans that are described in the Pricing Prospectus or any assumed employee benefit plan contemplated by clause (iv); provided that the aggregate number of shares of Stock that the Company may sell or issue or agree to sell or issue pursuant to clause (iv) and, with respect to securities to be granted pursuant to any assumed employee benefit plan, pursuant to clause (v) shall not exceed 5% of the total number of shares of Stock outstanding immediately following the consummation of the transactions contemplated by this Agreement; and provided, further, that in the case of clauses (ii) through (v), (aa) each recipient of such securities shall execute and deliver to you, on or prior to the issuance of such securities during the Lock-Up Period, a lock-up letter substantially to the effect set forth in Annex IV hereto, (bb) the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of the Representatives and (cc) no public disclosure or filings (including under the Exchange Act) by any party shall be required, or made voluntarily, reporting a change in beneficial ownership in connection with any such transfer, prior to the expiration of the Lock-Up Period;

(ii)  If the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 8(k) hereof, in each case for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex III hereto through a major news service at least two business days before the effective date of the release or waiver;

(g)                      To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by filing such information through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

(h)                     During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that the Company shall not be required to provide documents that are available through EDGAR;

(i)                         To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j)                        To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Exchange;

(k)                     To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(l)                         If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(m)                 Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(n)                     Within the relevant time periods required for payment, the Company shall have paid the aggregate Revenue Stamp Charge payable by the parties to this Agreement in connection with the execution and delivery of this Agreement.

6.                          (a)                     The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)                     The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c)                      The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d)                     Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act;

(e)                      The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing prepared or authorized by it, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing prepared or authorized by it would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Section 5(d) Writing made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or the Selling Shareholder Information.

7.                          The Company and each of the Selling Shareholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the reasonable fees, disbursements and expenses of the Company’s counsel and accountants; of Mayer Brown LLP as counsel for the Selling Shareholders as to certain matters of U.S. federal and New York state law; and of any counsel for the Selling Shareholders in connection with certain matters of such Selling Shareholder’s jurisdiction of organization, each in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey in an amount not to exceed $25,000; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares, provided, that documented fees and disbursements of counsel for the Underwriters shall be in an amount not to exceed $40,000; (vi) the cost of preparing share certificates; if applicable and (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. In connection with clause (b)(ii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and such Selling Shareholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that except as provided in this Section, and Sections 9 and 12 hereof, the

Underwriters will pay all of their own costs and expenses, including their travel and lodging expenses, including 50% of the cost of any aircraft chartered in connection with the road show, the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.                          The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their reasonable discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                     The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                     (i) Wachtell, Lipton, Rosen & Katz, U.S. counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, substantially in the form set forth in Annex II(a)(i) hereto in form and substance reasonably satisfactory to you; and (ii) the General Counsel of the Company shall have furnished to you its written opinion letter, dated such Time of Delivery, substantially in the form set forth in Annex II(a)(ii) hereto in form and substance reasonably satisfactory to you;

(c)                      Conyers Dill & Pearman Limited, Bermuda counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially in the form set forth in Annex II(b) hereto in form and substance reasonably satisfactory to you;

(d)                     Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery in form and substance reasonably satisfactory to you;

(e)                      [The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel (a form of each such opinion is attached as Annex II(c) hereto), dated such Time of Delivery and otherwise in form and substance reasonably satisfactory to you;]

(f)                       On the date of the Prospectus, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus;

(g)                      (i) Neither the Company nor any of its subsidiaries, taken as a whole, shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital, short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any Material Adverse Change, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(h)                     On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred shares by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred shares;

(i)                         On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Bermuda Stock Exchange or the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by Bermuda, U.S. federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in Bermuda or the United States; (iv) the outbreak or escalation of hostilities involving Bermuda or the United States or the declaration by Bermuda or the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in Bermuda or the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)                        The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(k)                     The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from all directors and executive officers of the Company and the parties listed on Schedule IV hereto, substantially to the effect set forth in Annex IV hereto;

(l)                         The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m)                 FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares;

(n)                     The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (i) of this Section 8;

(o)                     The Company shall have furnished to you a written certificate of the Chief Financial Officer, on behalf of the Company, dated such Time of Delivery, substantially in the form set forth in Annex V hereto and otherwise in form and substance reasonably satisfactory to you;

(p)                     No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Bermuda, U.S. federal or state, or other federal, state or foreign governmental or regulatory authority that would, as of such Time of Delivery, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any Bermuda, U.S. federal or state, or other federal, state or foreign court shall have been issued that would, as of such Time of Delivery, prevent the issuance or sale of the Shares by the Company.

9.                          (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)                     Each of Selling Shareholders, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(c)                      Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)                     Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, incurred by such indemnified party, in connection with the defense thereof.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                      If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice in the manner required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the

Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)                       The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

10.                   (a)                     If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven calendar days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                     If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                      If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Carlyle Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                   The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

12.                   If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor any of the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and each of the Selling Shareholders pro rata (based on the number of Shares to be sold by the Company and such Selling Shareholder hereunder) will reimburse the Underwriters through you for all documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.  Notwithstanding the foregoing or anything to the contrary contained herein, as between the Company and the Selling Shareholders, nothing herein shall affect any agreement that the Company and the Selling Shareholders may have or make regarding the allocation of expenses or liabilities solely between the Company and Selling Shareholders.

13.                   In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys in Fact for such Selling Shareholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile: (646) 291-1469, and in care of Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: General Counsel; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any shareholder that has delivered a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request; provided further that notices under subsection 5(f) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: [•], and Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: General Counsel; and if to any person or entity that has delivered a lock-up letter described in Section 8(m) hereof, shall be delivered or sent by mail to the respective address provided in Schedule IV hereto or such other address as such person or entity provides in writing to the Company. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.                   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason of such purchase.

15.                   The Company, and the Selling Shareholders, as the case may be, agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as a result of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such indemnified person is able to purchase United States dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

16.                   The Company and each Selling Shareholder undertake to pay and bear any stamp, issuance, registration, capital, transfer or similar taxes or duties, including all interest and penalties, and otherwise to indemnify and hold harmless each Underwriter against any such taxes or duties, arising in connection with the purchase, sale, transfer and delivery of the Shares by the Company or such Selling Shareholder, as the case may be, pursuant to this Agreement, including (without limitation): (i) the issuance, sale, transfer and delivery of the Shares to or for the respective accounts of the several Underwriters, (ii) the sale, transfer and delivery of the Shares by the Underwriters of the Shares, to the initial purchasers thereof in the manner contemplated by this Agreement, and (iii) the execution and delivery of and performance under this Agreement.

17.                   All sums payable by the Company or each Selling Shareholder under this Agreement shall be made without set-off or counter-claims and free and clear of all deductions or withholdings for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature and all interest, penalties or similar liabilities with respect thereto, unless the deduction or withholding is required by law. In that event, the Company or each Selling Shareholder shall pay such additional amounts as may be necessary to ensure that the amount received will equal the full amount which would have been received had no such deduction or withholding been required.

18.                   Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19.                   The Company and each Selling Shareholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and such Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or such Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

20.                   This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

21.                   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

22.                   The Company and each Selling Shareholder agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Shareholder agree to submit to the jurisdiction of, and to venue in, such courts, and waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding. The Company and the Selling Shareholders irrevocably appoint C T Corporation System and [•], respectively, as their authorized agents in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such authorized agent, and written notice of such service to the Company or such Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section 22, shall be deemed in every respect effective service of process upon the Company or the Selling Shareholder, as the case may be, in any such suit or proceeding.  The Company and each Selling Shareholder hereby represent and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.  The Company and each Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect.

23. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from the jurisdiction of any court of (i) Bermuda, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

24.                   Each of the Company, the Selling Shareholders and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

25.                   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

26.                   Notwithstanding anything herein to the contrary, each of the Company and the Selling Shareholders is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

The Bank of N.T. Butterfield & Son Limited

By:
Name:
Title:

The Selling Shareholders named in Schedule II hereto, acting severally

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule II to this Agreement.

Accepted as of the date hereof

Goldman, Sachs & Co.

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

Sandler O’Neill & Partners, L.P.

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.	[•]	[•]
Citigroup Global Markets Inc.	[•]	[•]
Sandler O’Neill & Partners, L.P.	[•]	[•]
Keefe, Bruyette & Woods, Inc.	[•]	[•]
Raymond James & Associates, Inc.	[•]	[•]
Wells Fargo Securities, LLC	[•]	[•]
Total	[•]	[•]

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company.	[•]	—
The Selling Shareholder(s):
Carlyle Global Financial Services Partners, L.P.(a)	[•]	[•]
CGFSP Coinvestment, L.P.(a)	[•]	[•]
The Wellcome Trust Limited as trustee of the Wellcome Trust(b)	[•]	—
Rosebowl Western Ltd(c)	[•]	—
Rowebowl Western LLC(c)	[•]	—
Alpenrose Limited(d)	[•]	—
Michael Collins(e)	[•]	—

Total	[•]	[•]

(a)                     This Selling Shareholder is represented by Mayer Brown LLP [and [•]] and has appointed James F. Burr and John Redett, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

(b)                     This Selling Shareholder is represented by Mayer Brown LLP [and [•]] and has appointed James F. Burr and John Redett, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

(c)                      This Selling Shareholder is represented by Mayer Brown LLP [and [•]] and has appointed James F. Burr and John Redett, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

(d)                     This Selling Shareholder is represented by Mayer Brown LLP [and [•]] and has appointed James F. Burr and John Redett, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

(e)                      This Selling Shareholder is represented by Mayer Brown LLP [and [•]] and has appointed James F. Burr and John Redett, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

SCHEDULE III

(a)                     Issuer Free Writing Prospectuses:

[•]

(b)                     Section 5(d) Writings

Management Presentation, dated August 2016

(c)                      Information other than the Pricing Prospectus that comprises the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[•]

The number of Shares purchased by the Underwriters is [•]

[•]

SCHEDULE IV

Persons required to execute lock-up

Name of Shareholder	Address
Alastair Barbour
Elizabeth Bauman
James F. Burr
Michael Collins
Caroline Foulger
Daniel Frumkin
Shaun Morris
Conor O’Dea
Wolfgang Schoellkopf
Michael Schrum
E. Barclay Simmons
Richard Venn
John R. Wright
David Zwiener
Carlyle Global Financial Services Partners, L.P.
CGFSP Coinvestment, L.P.
The Wellcome Trust Limited as trustee of the Wellcome Trust
Rosebowl Western Ltd
Rowebowl Western LLC
Alpenrose Limited
Ithan Creek Master Investor (Cayman) L.P.
Ithan Creek Master Investor (Cayman) II L.P.
Nicholas Roditi
Government of Bermuda Pension Plans
Wyndham Holdings, Inc.